UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 28, 2010

China Century Dragon Media, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53021	26-1583852
(Commission File Number)	(IRS Employer Identification No.)

Delaware	000-53021	26-1583852
(State or Other Jurisdictionof Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 801, No. 7, Wenchanger Road, Jiangbei, Huizhou City, Guangdong Province, China
(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code	0086-0752-3138789

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Resignation of Director

On July 28, 2010, the Board of Directors of China Century Dragon Media, Inc. (the “Company”) appointed Fu HaiMing, age 35, as the Company’s Chief Executive Officer, replacing Li HuiHua, who will remain Chairman of the Board of Directors.  Mr. Fu resigned as a director of the Company on July 30, 2010, effective immediately.  Mr. Fu had served as a director of the Company since April 2010.  Mr. Fu has served as the Chief Operating Officer of CD Media (Holding) Co., Limited, a British Virgin Islands corporation and wholly-owned subsidiary of the Company, since March 2009.  From March 2001 to December 2006, Mr. Fu served as the Vice President of Business Expansion and Implementation of Beijing Future Advertisement Company.  Mr. Fu received a bachelor’s degree in mechanics engineering from Neimonggu Mechanics University in 1999.

Mr. Fu is party to an employment agreement with Beijing CD Media Advertisement Co., Ltd. (“CD Media Beijing”), a company incorporated under the laws of the People’s Republic of China and entity controlled by the Company’s wholly-owned subsidiary, Huizhou CD Media Co., Ltd., through a series of contractual arrangements.  The agreement expires on December 31, 2010.  Pursuant to the agreement, Mr. Fu is paid a monthly salary of RMB12,000 ($1,765).  Pursuant to the employment agreement, the CD Media Beijing may terminate the agreement without notice or severance if, among other things, Mr. Fu materially breaches CD Media Beijing’s rules and regulations, is convicted of a criminal offense, commits series dereliction of duty causing damages of over RMB50,000 (US$7,353) to CD Media Beijing, or is declared bankrupt. CD Media Beijing may terminate the agreement upon thirty (30) days written notice if Mr. Fu is unable to work due to illness or injury (not caused by work) after completing medical treatment.  Mr. Fu may terminate the agreement without prior notice to CD Media Beijing if, among other things, CD Media Beijing does not provide labor protection or conditions specified in the agreement, CD Media Beijing does not pay his compensation in full and on time, our regulations are not in compliance with relevant PRC laws or CD Media Beijing coerces Mr. Fu to enter into changes to the agreement against his will.  The agreement does not provide for severance upon termination.

Mr. Fu has not been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.  There are no family relationships between Mr. Fu and any director or executive officer of the Company.

Appointment of Chief Financial Officer

On July 28, 2010, the Board of Directors of Company appointed Duan “George” Dapeng, age 36, as the Company’s Chief Financial Officer and Corporate Secretary, effective August 3, 2010. From August 2006 to July 2010, Mr. Duan was a Senior Internal Auditor of CME Group.  From October 2004 to July 2006, Mr. Duan was a Senior Associate/Associate at KPMG LLP.  From June 2001 to September 2004, he was a Senior Accountant at Corbert, Duncan & Hubly P.C. and from August 1996 to July 1999, he was a Senior Accountant/Accountant at China National Overseas Trading Co.  Mr. Duan received a Bachelor’s degree in Economics-Accounting from the University of International Business and Economics in Beijing, China in May 1996, a Master of Accounting from Western Illinois University in May 2001 and an MBA in Finance and Entrepreneurship from the University of Chicago Graduate School of Business in June 2009.  Mr. Duan is also a licensed certified public accountant in the United States.

In anticipation of Mr. Duan’s appointment as the Company’s Chief Financial Officer, the Company entered into an employment agreement with Mr. Duan on July 26, 2010, effective as of August 3, 2010.  Pursuant to the agreement, Mr. Duan will be entitled to a base salary at an annual rate of $90,000, as well as reimbursement for the cost of standard corporate-style healthcare insurance coverage and for reasonable travel, hotel, entertainment, and other business related expenses. Mr. Duan is entitled to accrue fifteen (15) days of paid leave each year.

The initial term of the employment agreement is twelve (12) months, with automatic one-year extensions, unless either party provides ninety (90) days written notice of termination prior to the expiration of then current term.  Mr. Duan may terminate the Agreement for any reason upon thirty (30) days written notice to the Company.  The Company may terminate the Agreement immediately for Cause (as defined in the agreement) and upon thirty (30) days written notice to Mr. Duan without Cause.  In the event Mr. Duan’s employment with the Company is terminated, the Company will pay Mr. Duan on the date of termination only the amount of his salary that is earned but unpaid as of the date of termination, in addition to any accrued but unused paid leave and any unreimbursed business expenses incurred as of the date of termination.  In the event of Mr. Duan’s termination of the agreement for Good Reason (as defined in the agreement), the Company will also pay to Mr. Duan a severance payment in an amount equal to three (3) months of Mr. Duan’s annual salary at the time of termination.  In the event of Mr. Duan’s termination by the Company without Cause, Mr. Duan will also receive a severance payment in an amount equal to Mr. Duan’s annual salary at the time of termination for the remainder of the then-current term of the agreement.

Mr. Duan has not been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.  There are no family relationships between Mr. Duan and any director or executive officer of the Company.

Appointment of Director

On July 28, 2010, the Board of Directors of Company appointed Yan ZhiFeng, age 36, as a director of the Company effective immediately. Mr. Yan has served as the General Manager of Beijing CD Media Advertisement Co., Ltd., a company incorporated under the laws of the People’s Republic of China and entity controlled by the Company’s wholly-owned subsidiary, Huizhou CD Media Co., Ltd., from June 2001 to October 2009.  Since June 2007, Mr. Yan has served as the General Manager of Beijing Key Point Media Co. Ltd.  From March 1999 to November 2002, Mr. Yan was the Vice Sales Director of Beijing Huashi Yide Advertising Co., Ltd.  From June 1998 to March 1999, Mr. Yan was a Customer Manager of the CCTV Economic Move and Television Center.  Mr. Yan has a Bachelor’s degree in Business Administration from the University of International Business and Economics.  The Board of Directors believes that Mr. Yan is qualified to serve as a director of the Company due to his extensive experience in the advertising industry in the People’s Republic of China.

There are no arrangements or understandings between Mr. Yan and any other persons pursuant to which he was selected as a director.  Mr. Yan has not been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.  There are no family relationships between Mr. Yan and any director or executive officer of the Company.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Title
10.1	Employment Agreement by and between Beijing CD Media Advertisement Co., Ltd. and Fu HaiMing dated January 1, 2010 (translated to English).
10.2	Employment Agreement by and between the Company and Duan Dapeng dated July 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CENTURY DRAGON MEDIA, INC.

Date: August 2, 2010	By:	/s/ Fu HaiMing
Name: Fu HaiMing
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Title
10.1	Employment Agreement by and between Beijing CD Media Advertisement Co., Ltd. and Fu HaiMing dated January 1, 2010 (translated to English).
10.2	Employment Agreement by and between the Company and Duan Dapeng dated July 26, 2010.